Location/Identification

MINFILE Number: 082FNW213

Name(s): **HOMESTAKE (L.15283)**
HAMILTON, HAZELTON, LITTLE CHIEF

Status:	Past Producer	**Mining Division:**	Slocan
Mining Method	Underground	**Electoral District:**	Nelson-Creston
Regions:	British Columbia	**Forest District:**	Arrow Boundary Forest District
BCGS Map:	082F083		
NTS Map:	082F14W	**UTM Zone:**	11 (NAD 83)
Latitude:	49 49 12 N	**Northing:**	5518709
Longitude:	117 26 10 W	**Easting:**	468629
Elevation:	900 metres		
Location Accuracy:	Within 500M		

Comments: The Homestake claim (Lot 15283) is centred on Memphis Creek 1.5 kilometres east of the Slocan highway, 6.5 kilometres north of Slocan. The main workings, on the north side of the creek are reached by a short access road from the highway. The property was previously known as the Hamilton. This claim may have also been covered by the Joyce (082FNW214).

Mineral Occurrence

Commodities: Gold, Silver, Lead, Zinc

Minerals
- **Significant:** Pyrite, Silver, Argentite, Tetrahedrite, Arsenopyrite, Galena
- **Associated:** Quartz
- **Mineralization Age:** Unknown

Deposit
- **Character:** Vein
- **Classification:** Epigenetic, Mesothermal
- **Type:** I05: Polymetallic veins Ag-Pb-Zn+/-Au

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	**Group**	**Formation**	**Igneous/Metamorphic/Other**
Jurassic-Cretaceous	-----	-----	Nelson Intrusions

Isotopic Age	**Dating Method**	**Material Dated**
---	---	---

Lithology: Porphyritic Granite

Geological Setting

Tectonic Belt: Omineca

Physiographic Area: Selkirk Mountains

Terrane: Plutonic Rocks, Quesnel

Inventory

No inventory data

Summary Production

	Metric		**Imperial**	
Mined:	363	tonnes	400	tons

	Milled:	0 tonnes	0 tons
Recovery	Silver	976,790 grams	31,405 ounces
	Gold	7,463 grams	240 ounces
	Lead	2,361 kilograms	5,205 pounds
	Zinc	503 kilograms	1,109 pounds

Capsule Geology

The Homestake claim (Lot 15283) is centred on Memphis Creek 1.5 kilometres east of the Slocan highway, 6.5 kilometres north of Slocan. The main workings, on the north side of the creek at the elevation of 1000 metres, are reached by a short access road from the highway. The property was previously known as the Hamilton. This claim may have also be covered by the Joyce (082FNW214).

The Homestake deposit outcrops where the mountain slope breaks over into Memphis creek valley. It has been developed, between 1968 and 1970, by two short adits and several raises. Significant gold and silver values are reportedly associated with mainly pyrite mineralization, accompanied by minor tetrahedrite, arsenopyrite, native silver and possibly argentite. These minerals are found in a narrow quartz vein which strikes northwesterly and dips steeply to the northeast. The principal structure hosting the vein is a shear zone about 3 metres wide that cuts a coarse porphyritic phase of the Nelson granitic batholith.

At the Hamilton, intermittent production from 1903 to 1915, totalled 33 tonnes of ore, yielding 115,299 grams of silver, 93 grams of gold and 1921 kilograms of lead. Production as the Homestake from 1968 to 1971 totalled 330 tonnes, yielding 861,491 grams of silver, 7370 grams of gold, 440 kilograms of lead and 503 kilograms of zinc.

Bibliography

EMPR AR 1899-689; 1903-139,242; 1904-204; 1909-115; 1912-150; 1915-445; 1948-148; 1950-150; 1957-57; *1968-A54,249-250; 1969-A55; 1970-A55; 1971-A55
EMPR BC METAL MM001218 (Hamilton); MM01236 (Homestake)
EMPR FIELDWORK 1987, pp. 31-48
EMPR GEM 1969-325,429; 1970-449-450,482; 1971-29,411
EMPR INDEX 3-199
EMPR OF 1988-11
EMPR P 1989-5
GSC MAP 272A; 1091A
GSC MEM 173; *184, p. 175; 308, pp. 133,148

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	1997/07/22	**Revised By:**	B. Neil Church(BNC)	**Field Check:**	N